Exhibit 99.2

FAPS Holdings, Inc.

Consolidated Financial Statements

December 31, 2020 and 2019

FAPS Holdings, Inc.

Index

Page(s)

Report of Independent Auditors	1–2

Consolidated Financial Statements

Consolidated Balance Sheets	3

Consolidated Statements of Comprehensive Income	4

Consolidated Statements of Shareholders’ Equity	5

Consolidated Statements of Cash Flows	6–7

Notes to Consolidated Financial Statements	8–29

Report of Independent Auditors

To the Board of Directors of FAPS Holdings, Inc.

We have audited the accompanying consolidated financial statements of FAPS Holdings, Inc. and its subsidiaries, which comprise the consolidated balance sheets as of December 31, 2020 and 2019, and the related consolidated statements of comprehensive income, shareholders’ equity and cash flows for the years then ended.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FAPS Holdings, Inc. and its subsidiaries as of December 31, 2020 and 2019, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 2 to the consolidated financial statements, the Company has changed its method of accounting for revenue from contracts with customers in fiscal year 2020 due to the adoption of Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606). Our opinion is not modified with respect to this matter.

/s/ PricewaterhouseCoopers LLP

Dallas, TX
April 20, 2021

FAPS Holdings, Inc.

Consolidated Balance Sheets

December 31, 2020 and 2019

	December 31,
	2020	2019
Assets
Cash and cash equivalents	$8,478,873	$6,783,371
Current portion of restricted cash	232,373	378,745
Funds held for merchants	94,295,263	75,291,711
Accounts receivable, net	22,605,817	22,881,642
Expected merchant funds	2,993,240	2,127,609
Current portion of lease payments receivable, net	743,140	981,301
Inventory, net	1,680,931	1,090,352
Current portion of notes receivable	-	125,000
Other current assets	3,679,044	4,402,240
Total current assets	134,708,681	114,061,971
Restricted cash	3,227,120	1,676,683
Lease payments receivable, net	1,135,151	1,503,639
Notes receivable	-	83,333
Property and equipment, net	31,697,138	32,329,782
Other assets	9,692,889	7,557,108
Intangible assets, net	58,368,956	74,897,278
Goodwill	343,945,227	343,945,227
Total assets	$582,775,162	$576,055,021
Liabilities, redeemable preferred stock and shareholders' equity
Liabilities
Funds owed to merchants	$97,520,876	$77,798,064
Accounts payable	2,760,103	2,681,874
Income taxes payable	620,060	997,175
Reserve for chargebacks and merchant loss	427,908	415,394
Accrued expenses and other liabilities	40,639,058	42,747,587
Deferred revenue	4,301,554	3,591,352
Total current liabilities	146,269,559	128,231,446
Other long-term liabilities	4,028,585	1,807,667
Deferred tax liability, net	26,237,110	23,499,136
Long-term debt obligations	245,900,234	265,167,351
Total liabilities	422,435,488	418,705,600
Commitments and contingencies (Note 7)
Redeemable preferred stock, 12% series A, $.01 par value,100,000 shares authorized at December 31, 2020 and 2019; 10,039 outstanding at December 31, 2020 and 2019	18,129,498	16,107,824
Shareholders’ equity
Class C common stock, $.01 par value, 1 share authorized and outstanding at December 31, 2020 and 2019	.01	.01
Class B common stock, $.01 par value, 1 share authorized and outstanding at December 31, 2020 and 2019	.01	.01
Class A common stock, $.01 par value, 17,999,998 shares authorized; 9,939,291 outstanding at December 31, 2020 and 2019	99,393	99,393
Treasury stock, at cost, 48,084 and 34,591 shares at December 31, 2020 and 2019, respectively	(976,596)	(553,456)
Additional paid-in capital	152,105,671	154,430,309
Shareholder notes receivable	(3,222,753)	(3,337,939)
Accumulated deficit	(5,795,539)	(9,396,710)
Total shareholders’ equity	142,210,176	141,241,597
Total liabilities, redeemable preferred stock and shareholders' equity	$582,775,162	$576,055,021

The accompanying notes are an integral part of these consolidated financial statements.

FAPS Holdings, Inc.

Consolidated Statements of Comprehensive Income

Years Ended December 31, 2020 and 2019

	Years Ended December 31,
	2020	2019
Revenue	$288,322,188	$300,046,586
Operating expenses
Other costs of service	166,501,208	170,731,607
Selling, general and administrative expenses	70,109,486	75,120,041
Depreciation and amortization	24,393,067	26,756,248
	261,003,761	272,607,896
Income from operations	27,318,427	27,438,690
Interest expense	21,642,621	25,827,551
Other income	(16,440)	(19,030)
Income before income taxes	5,692,246	1,630,169
Provision for income taxes	2,091,075	902,590
Net income	3,601,171	727,579
Other comprehensive income	-	-
Comprehensive income	$3,601,171	$727,579

The accompanying notes are an integral part of these consolidated financial statements.

FAPS Holdings, Inc.

Consolidated Statements of Shareholders’ Equity

Years Ended December 31, 2020 and 2019

	Class C		Class B		Class A					Shareholder	Accumulated	Total
	Common Stock		Common Stock		Common Stock		Treasury Stock		Additional	Notes	Earnings	Shareholders
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Paid-in Capital	Receivable	(Deficit)	Equity
Balances at December 31, 2018	1	$0.01	1	$0.01	9,931,339	$99,313	(34,591)	$(553,456)	$155,607,708	$(3,155,273)	$(11,758,165)	$140,240,127
Issuance of common stock					7,952	80			127,152			127,232
Share-based compensation									500,848			500,848
Shareholder notes receivable, net										(182,666)		(182,666)
Common stock dividend - Class B									(9,168)			(9,168)
Preferred stock dividend - 12% Series A									(1,796,231)			(1,796,231)
Net income											727,579	727,579
Cumulative effect of adoption of ASC 606											1,633,876	1,633,876
Balances at December 31, 2019	1	0.01	1	0.01	9,939,291	99,393	(34,591)	(553,456)	154,430,309	(3,337,939)	(9,396,710)	141,241,597
Settlement of stock options									(543,391)			(543,391)
Share-based compensation									258,502			258,502
Repurchase of common stock							(13,493)	(423,140)				(423,140)
Shareholder notes receivable, net										115,186		115,186
Common stock dividend - Class B									(18,075)			(18,075)
Preferred stock dividend - 12% Series A									(2,021,674)			(2,021,674)
Net income											3,601,171	3,601,171
Balances at December 31, 2020	1	$0.01	1	$0.01	9,939,291	$99,393	(48,084)	$(976,596)	$152,105,671	$(3,222,753)	$(5,795,539)	$142,210,176

The accompanying notes are an integral part of these consolidated financial statements.

FAPS Holdings, Inc.

Consolidated Statements of Cash Flows

Years Ended December 31, 2020 and 2019

	Years Ended December 31,
	2020	2019
Cash flows from operating activities
Net income	$3,601,171	$727,579
Adjustments to reconcile net income to net cash provided by operating activities
Share-based compensation expense	258,502	500,848
Loss on extinguishment of debt	3,259,187	-
Unrealized foreign currency exchange gain	(20,889)	(26,874)
Provision for lease allowance, merchant loss, and accounts receivable	(303,406)	142,885
Depreciation and amortization of property and equipment	6,873,283	6,968,159
Impairment of property and equipment	-	36,000
Amortization of intangible assets	17,393,340	19,596,716
Amortization of initial direct costs	126,444	155,374
Amortization of loan costs, revolver	216,938	193,646
Amortization of debt issuance costs, term notes	993,936	997,987
Amortization of deferred contract acquisition costs	5,187,336	4,640,928
Loss on disposal of intangible assets	116,667	46,212
Deferred income taxes	2,737,974	(5,660,452)
Loss on disposal of property and equipment	-	24,450
Changes in assets and liabilities
Accounts receivable	273,719	703,848
Lease payments receivable	527,946	123,231
Inventory	(590,578)	539,811
Other assets	(5,863,077)	(7,099,262)
Accounts payable	(183,184)	439,893
Reserve for chargebacks and merchant loss	440,308	134,023
Accrued expenses and other liabilities	95,605	7,884,094
Income taxes payable	(377,115)	(842,285)
Deferred revenue	710,202	(554,579)
Funds held/owed to merchants	(135,242)	(1,380,961)
Net cash provided by operating activities	35,339,067	28,291,271
Cash flows from investing activities
Purchases of property and equipment	(5,860,986)	(11,967,814)
Purchase and conversion of agent residuals	(37,027)	(73,481)
Agent exclusivity agreements	(944,659)	(209,130)
Additions to notes receivable	-	(250,000)
Repayments of notes receivable	208,333	384,228
Net cash used in investing activities	(6,634,339)	(12,116,197)

FAPS Holdings, Inc.

Consolidated Statements of Cash Flows

Years Ended December 31, 2020 and 2019

	Years Ended December 31,
	2020	2019
Cash flows from financing activities
Proceeds under previous revolving credit facility	-	1,500,000
Payments on previous revolving credit facility	-	(1,500,000)
Proceeds under new revolving credit facility	12,000,000	-
Payments on new revolving credit facility	(12,000,000)	-
Proceeds from new term loan, net of original issue discount	272,250,000	-
Payments on previous term loan first lien	(189,000,000)	(15,500,000)
Payments on previous term loan second lien	(80,000,000)	-
Payments on new term loan	(23,937,500)	-
Debt issuance costs	(4,048,241)	-
Settlement of stock options	(543,391)	-
Repurchase of common stock	(423,140)	-
Proceeds from issuance of common stock, Class A	-	127,232
Common stock dividends paid, Class B	(18,075)	(9,168)
Additions to shareholder notes receivable	(54,365)	(182,666)
Repayments of shareholder notes receivable	169,551	-
Net cash used in financing activities	(25,605,161)	(15,564,602)
Net increase in cash, cash equivalents and restricted cash	3,099,567	610,472
Cash, cash equivalents and restricted cash
Beginning of year	8,838,799	8,228,327
End of year	$11,938,366	$8,838,799
Supplemental cash flow information
Cash paid for interest	$19,547,824	$21,023,419
Cash paid for income taxes, net	27,131	8,373,335
Noncash purchases of property and equipment	288,749	206,630
Noncash accrued dividend on redeemable preferred stock	2,021,674	1,796,231

The accompanying notes are an integral part of these consolidated financial statements.

FAPS Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

1.	Description of Business

FAPS Holdings, Inc. (the “Company”) markets and services electronic credit card authorization and payment systems to merchants, including sale and leasing of related equipment. The Company provides a full range of payment processing services to small and medium-sized retail and service businesses throughout the United States including nonprofit organizations worldwide. These services include credit card, debit card and electronic benefit transaction processing; check guarantee and conversion; point-of-sale (“POS”) equipment leasing; internet transaction processing and reporting; automated teller machines (“ATM”) ownership and processing; and gift card processing and reporting.

Applepoint FAPS Holdings LP (“Parent”) and JSUE Holdings LLC (“Sub”) were formed by two private equity sponsors to acquire FAPS Holdings, Inc. and its subsidiaries (the “Acquisition”). The Acquisition was completed on August 18, 2014, through the merger of the Parent, the Sub and FAPS Holdings, Inc., with FAPS Holdings, Inc. continuing as the surviving entity following the Acquisition.

Liquidity and Credit Risk

The Company believes that its cash balances, cash flow generated from operations, and borrowing capacity under the revolving credit facility will be sufficient to provide for the Company’s liquidity needs over the next several years and anticipates meeting the financial covenant requirements of its long-term debt.

The Company’s long-term liquidity needs will consist of working capital and capital expenditure requirements, the funding of any future acquisitions, and the repayment of borrowings of outstanding indebtedness. The Company intends to fund these long-term liquidity needs from the cash generated from operations, available borrowings under the revolving credit facility and, if necessary, future debt or equity financing. However, the ability to generate cash or raise additional capital is subject to the Company’s performance, general economic conditions, industry trends, and other factors. Many of these factors are beyond the Company’s control or current ability to anticipate.

Global Pandemic

In March 2020, the World Health Organization declared the coronavirus (“COVID-19”) a pandemic. As a result of the pandemic, shelter in place and temporary business restrictive measures were imposed by state and local governments to reduce the spread of COVID-19. The ongoing outbreak may adversely impact portions of the Company’s merchant base due to various restrictions imposed limiting the extent to which merchants can operate their businesses. Such limitations on the Company’s merchant base could have an adverse impact on processing volumes for which a significant portion of the Company’s revenue is derived. The extent of the impact of COVID-19 on the Company’s operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, regulatory decisions, and the impact on the financial markets, all of which are uncertain and cannot be predicted. The Company continues to monitor this situation on an ongoing basis.

2.	Summary of Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of FAPS Holdings, Inc. and its wholly owned subsidiaries. All significant intercompany transactions and balances are eliminated in consolidation.

FAPS Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of management estimates and assumptions that affect the amounts reported. These estimates are based on historical experience and information that is available to management about current events and actions the Company may take in the future. Actual results could materially differ from those estimates.

Recently Adopted Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”). ASC 606 supersedes the revenue recognition requirements in Accounting Standard Codification (“ASC”) 605, Revenue Recognition (“ASC 605”). The new revenue recognition standard provides a five-step analysis of transactions to determine when and how revenue is recognized, based upon the core principle that revenue is recognized to show the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The new standard also requires additional disclosures regarding the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers.

The Company adopted ASC 606 as well as ASC Subtopic 340-40, Other Assets and Deferred Costs - Contracts with Customers (“ASC 340-40”) on January 1, 2019. The Company elected the modified retrospective transition method, which resulted in a net increase to retained earnings of $1,633,876 for the cumulative effect of applying the standard. The components of the cumulative effect adjustment were changes in the accounting for certain costs to obtain customer contracts and the related income tax effects, which resulted in increases to noncurrent other assets and deferred tax liabilities of $2,010,116 and $376,240, respectively. Specifically, prior to the adoption of ASC 606 and ASC 340-40, the Company deferred certain contract acquisition costs that were both direct and incremental and treated all other costs as period expenses. Under ASC 606 and ASC 340-40, the Company now defers substantially all incremental costs incurred in obtaining a customer contract and amortizes these costs over the expected period of benefit that reflects the transfer of the goods or services to the customer.

Prior to the adoption of ASC 606, the Company presented interchange fees charged by card issuing financial institutions and assessment fees charged by credit card networks within interchange and as a component of other costs of service, respectively. Under ASC 606, the Company now presents revenues net of these fees.

The adoption of ASC 606 did not have any effects on the Company’s consolidated statement of comprehensive income for the year ended December 31, 2019, or on any other line items in the consolidated balance sheet as of December 31, 2019, other than for the cumulative effect adjustment and presentation changes described above. Furthermore, the adoption of ASC 606 had no effect on the Company’s cash flows from operating activities, investing activities or financing activities included in the consolidated statement of cash flows for the year ended December 31, 2019.

FAPS Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

Fair Value of Financial Instruments

Assets and liabilities are carried at fair value and are categorized based on the level of judgment associated with the inputs used to measure their fair value. The standard establishes a hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into the following three levels:

Level 1	Inputs are unadjusted quoted market prices in active markets for identical assets or liabilities at the measurement date.

Level 2	Inputs (other than quoted prices included in Level 1) are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date for the duration of the instrument’s anticipated life.

Level 3	Inputs are unobservable and therefore reflect management’s best estimate of the assumptions that market participants would use in pricing the asset or liability.

Management believes the carrying amounts of financial instruments at December 31, 2020 and 2019, including cash and cash equivalents, funds held for merchants, accounts receivable, expected merchant funds, funds owed to merchants, accounts payable and accrued expenses approximate fair value due to their short maturities. As the revolving credit facility has a variable rate interest that approximates current market rates for similar financial instruments, management believes the carrying amount approximates fair value as of December 31, 2020 and December 31, 2019.

Revenue Recognition

The Company generates a majority of its revenue through payment processing services, but also generates additional revenue through equipment sales, leasing-related revenue and revenue from software contracts. On January 1, 2019, the Company adopted ASC 606. Pursuant to ASC 606, at contract inception, the Company performs an evaluation to determine the goods and services promised in its contracts with customers. The Company then reviews the contract to identify a performance obligation for each promise to transfer to the customer a distinct good or service. Revenue is recognized when the identified performance obligation pursuant to the contract is satisfied and is measured as the amount of consideration the Company expects to receive in exchange for transferring the goods or providing services.

The nature, timing, amount, and uncertainty of revenues and cash flows depend upon a number of factors, such as demand and price of services provided, the technological competitiveness of the Company’s offerings, the Company’s reputation for providing timely and reliable service, competition within the industry and general economic conditions.

Payment Processing

The Company’s payment processing services offered to customers represents a promise to stand-ready to process transactions, as required by the customer, on a daily basis over the contractual term. As the timing and quantity of transactions to be processed by the Company is not determinable at contract inception, the obligation within this arrangement is to stand-ready to process customer transactions as they arise. Under a stand-ready obligation, the evaluation of the nature of the Company’s performance obligation is focused on each time increment rather than the underlying activities. Therefore, the Company concluded that its payment processing services comprise a series of distinct days of service that are substantially the same and have the same pattern of transfer to the customer. Accordingly, the promise to stand-ready is accounted for as a single-series performance obligation, whereby the variability of the transaction value is satisfied daily as the performance obligation is completed.

FAPS Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

The majority of the Company’s payment processing services are priced as either a percentage of transaction value, a specified fee per transaction, a fixed fee, or a combination. As the nature of the performance obligation is under a stand-ready arrangement, whereby the amount of daily processing activity is unknown until it transpires, total consideration is variable in nature. The variability is satisfied each day the services are provided to the customer, therefore the Company measures variable fees on a daily basis and ascribes these fees to the distinct day of service to which the fee relates.

For customer contracts with multiple promises that include payment processing services, the Company performs an evaluation to determine whether each promise represents a separate performance obligation. Once the Company determines the performance obligations and the transaction price, including an estimate of any variable consideration, then the transaction price is allocated to each performance obligation in the contract using a relative standalone selling price method. The Company determines standalone selling price based on the price at which the good or service is sold separately. If the standalone selling price is not observable through past transactions, the Company estimates the standalone selling price by considering all reasonably available information, including market conditions, trends or other company or customer-specific factors.

For the years ended December 31, 2020 and 2019, all revenue from payment processing services, which constitutes a majority of the Company’s revenue, is satisfied over time.

Interchange and Assessment Fees

Interchange and assessment fees are charged by the card issuing financial institutions and credit card networks and are directly related to payment processing services. With respect to interchange and assessment fees, the Company evaluated whether it is the principal or the agent in the arrangement. The Company determined that interchange and assessment fees are not provided in return or exchange for services that the Company controls or acts as the principal, and, therefore, are not part of the consideration paid for its services. Upon adoption of ASC 606, the Company concludes they are the agent and presents revenue net of interchange and assessment fees charged by card issuing financial institutions and credit card networks, respectively. In reaching this determination, the Company considered a number of factors including indicators of control such as the party primarily responsible and the party who has discretion in establishing prices.

Products and Other Services

The Company’s products and other services include equipment sales, leasing-related revenue, and revenue from software contracts such as software licensing, maintenance arrangements and setup fees. Revenue from products and other services is recognized at a point in time or over time depending on the nature of the performance obligation identified. Equipment sales are recognized at a point in time at its standalone selling price when the customer obtains control of the equipment. Leasing activities, depending on the nature of the performance obligation, is either recognized at a point in time or over time at its standalone selling price. Revenue from software contracts such as licensing, maintenance arrangements and setup fees are generally satisfied over time and recognized in a manner which reflects the transfer of the service to the customer, which the Company has determined to be on a straight-line basis over the contractual term.

FAPS Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

Contract Acquisition Costs

Upon adoption of ASC 340-40, the Company defers substantially all incremental costs incurred in obtaining a contract with a customer if it expects to recover the costs, unless the expected period of benefit is one year or less and then the Company recognizes the cost as an expense when incurred. These deferred contract acquisition costs are amortized on a systematic basis consistent with the pattern of transfer to the customer of the services to which the contract acquisition cost relates over the expected period of benefit. Based on an evaluation of several factors, including customer attrition rates, estimated customer life and expected contract renewals, the Company determined the amortization periods for its contract acquisition costs, using the portfolio approach, range from 23 to 38 months. The costs are amortized over the amortization period using the straight-line method, as the Company concluded that the transfer of services over this period is materially consistent over time with limited predictable volatility. The Company evaluates contract costs for impairment by comparing, using the portfolio approach, the expected future net cash flows from underlying customer relationships to the carrying amount of the deferred contract acquisition costs. No impairment was recorded for the years ended December 31, 2020 and December 31, 2019. The Company had net deferred contract acquisition costs at December 31, 2020 and December 31, 2019 of $8,008,707 and $6,770,680, respectively, which are included in noncurrent other assets. Amortization of deferred contract acquisition costs at December 31, 2020 and December 31, 2019 was $5,187,336 and $4,640,928, respectively.

Contract Assets and Liabilities

The Company’s contract assets represent its right to consideration in exchange for goods or services that it has already transferred to its customers. As the Company’s right to the consideration is entirely unconditional for all of its goods or services transferred to the customer as of the end of the period, all contract assets are classified as receivables. These receivables are primarily comprised of amounts due from the Company’s processing bank and third-party processors which represent the discount rate and fees earned on transactions processed during the month ending on the balance sheet date. Such balances are received from the processing bank in approximately six days and from third-party processors in approximately thirty days following the end of each month. Contract receivables, net of allowance for doubtful accounts, at December 31, 2020 and December 31, 2019 was $22,605,817 and $22,881,642, respectively.

The Company’s contract liabilities represent its obligation to transfer goods or services to a customer for which the Company has received consideration. Contract liabilities at December 31, 2020 and December 31, 2019 was $4,301,554 and $3,591,352, respectively.

Other Costs of Service

Other costs of service include costs directly attributable to credit, debit and ATM payment processing services including third-party processing costs, and other related services such as residual payments to Independent Sales Organizations (“ISO”), residual commission payments to employees, fees payable to debit card networks, third-party management compliance fees, lease funding expenses, losses due to credit and leasing merchant defaults, contract acquisition costs and other miscellaneous supplies and services expense.

Cash, Cash Equivalents and Restricted Cash

Cash and cash equivalents consist primarily of cash, but may also include short-term, highly liquid cash investments having original maturity dates of three months or less. All excess cash not needed for normal operations is used to reduce debt or held to fund future investments. The Company maintains cash at financial institutions in excess of federally insured limits.

FAPS Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

The current portion of restricted cash consists of certain merchant funds that are settled within three business days and restricted cash consists of merchant reserves.

	2020	2019
Cash and cash equivalents	$8,478,873	$6,783,371
Current portion of restricted cash	232,373	378,745
Restricted cash	3,227,120	1,676,683
Total cash, cash equivalents and restricted cash presented in the statements of cash flows	$11,938,366	$8,838,799

Funds Held for Merchants

Funds held for merchants represents cash received by the Company from credit card networks and internet transaction processing which the Company collects on behalf of certain merchants. Upon receiving the cash, the Company recognizes an offsetting liability reflected as funds owed to merchants until the funds are settled with the merchants. The cash is settled to merchants within three to five business days.

Expected Merchant Funds

The expected merchant funds represent amounts due to the Company from credit card networks which the Company collects on behalf of certain merchants. Upon recording the expected funds, the Company recognizes an offsetting liability reflected as funds owed to merchants until the funds are settled with the merchants.

Leases

The Company provides noncancelable sales-type leases to certain customers. Unearned income from these leases is the difference between the revenue recognized on each of the leases, which includes the present value of future minimum lease payments and an estimated residual value, and the total of the future lease payments.

Amortization of unearned income is recorded using the effective interest method. The Company’s investment in leases is reduced by the allowance for lease payments that are expected to be uncollectible. The Company establishes an allowance for doubtful accounts based on historical trends, specific customer identification, and other information.

The Company provides noncancelable operating leases to certain customers. Operating leases recognize rental income upon collection of monthly rental payments. When the lease is executed, an initial direct cost is incurred and recorded in other assets and amortized over the life of the lease. Additionally, the equipment is recorded and depreciated over the life of the lease. Accumulated depreciation related to the equipment was $211,568 and $252,730 at December 31, 2020 and 2019, respectively.

FAPS Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

Future minimum rental receipts under these noncancelable operating leases are as follows:

2021	$278,810
2022	224,068
2023	176,320
2024	108,231
2025	37,885
$825,314

Inventory

Inventory consists of credit card authorization equipment and is stated at the lower of cost or market, with cost being determined by the weighted average cost method. Inventory balances are net of reserve allowances of $214,979 and $125,857 at December 31, 2020 and 2019, respectively.

Notes Receivable

Notes receivable consist of loans made to certain ISOs. The majority of the loans bear interest at the prime rate plus an applicable margin of 5% to 6.75% with an interest rate of 10% at July 6, 2020, which is the date the last loan was paid in full, and an interest rate equal to 11.5% at December 31, 2019. The loans are collateralized primarily by the ISOs’ assets, including the rights they have to receive residuals.

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation and amortization. Depreciation and amortization is computed using the straight-line method over the estimated useful life of the assets. Leasehold improvements are amortized over the shorter of the estimated useful life or the lease term. When property and equipment are sold or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any gain or loss is recognized in other income or expense.

Impairment of Long-Lived Assets

The Company evaluates its long-lived assets for impairment when events or changes in circumstances indicate, in management’s judgment, that the carrying value of such assets may not be recoverable. The determination of whether an impairment has occurred is based on management’s estimate of undiscounted future cash flows over the remaining estimated useful life of the asset group as compared to the net carrying value of the asset group. In the event that long-lived asset groups are found to be carried at amounts which are in excess of estimated future cash flows, the asset group is adjusted for impairment to a level commensurate with the fair value of the underlying asset groups. No impairment was recorded for the year ended December 31, 2020 and impairment expense of $36,000 was recorded for the year ended December 31, 2019.

Capitalized Computer Software Costs

Capitalized computer software costs consist of costs to purchase, license and develop software. The Company capitalizes internally developed software based on a project-by-project analysis of each project’s significance to the Company and its estimated useful life. Unamortized computer software cost included in property and equipment was $19,704,982 and $18,370,302 at December 31, 2020 and 2019, respectively. All capitalized software costs are amortized over the estimated useful lives of the assets. Amortization expense related to capitalized computer software costs was $4,487,661 and $4,223,425 for the years ended December 31, 2020 and 2019, respectively.

FAPS Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

Other Assets

Other assets are comprised of deferred contract acquisition costs, initial direct costs for noncancelable operating leases and residual assets for noncancelable sales-type leases. Deferred contract acquisition costs are expensed over the expected period of benefit. Initial direct costs are capitalized and amortized over the term of the noncancelable operating lease. Residual assets are recorded at the inception of each noncancelable sales-type lease for the estimated future value of the equipment at the end of the lease term.

Intangible Assets

The Company’s amortizable intangible assets are comprised of merchant relationships, partner relationships, technology, trade names, agent exclusivity agreements, and merchant portfolio agent residuals. Merchant relationships and partner relationships are being amortized over the future economic benefit ranging from approximately five to fourteen years. Amortization expense recognized during each period for these intangibles is calculated based on the expected cash flows realized during the period as a percentage of total expected cash flows, as used in determining the acquisition-date fair value of these intangibles, multiplied by the initial acquisition-date fair value of each respective intangible asset. Technology is amortized on a straight-line basis over twelve years. The trade names are being amortized on a straight-line basis over eleven years. The agent exclusivity agreements are amortized on a straight-line basis over the term of the agreement ranging from two to five years. Merchant portfolio agent residuals are obtained through lump sum payments to ISOs for the acquisition of the ISOs’ residuals and are recorded at cost. The merchant portfolio agent residuals are being amortized based on a weighted average attrition method over their estimated useful lives of five years.

Goodwill

Purchase price in excess of the fair value of tangible and other intangible assets acquired and liabilities assumed in a business combination are recorded as goodwill. The Company performs its annual goodwill impairment test as of December 31, or whenever events or changes in circumstances occur, indicating the carrying value of its assets may not be fully recoverable. The Company has the option of performing a qualitative assessment of impairment on its reporting unit to determine whether any further quantitative assessment for impairment is necessary. The option whether to perform a qualitative assessment on its reporting unit is made annually. Factors considered in the qualitative assessment include general macroeconomic conditions, industry and market conditions, cost factors, overall financial performance of the reporting unit, events or changes affecting the composition or carrying amount of the net assets, sustained decrease in its share price, and other relevant entity-specific events. If the Company elects to bypass the qualitative assessment or if it is determined, on the basis of qualitative factors, that the fair value is more likely than not less than the carrying amount, a quantitative test would be required. The Company elected to perform a qualitative assessment of impairment on its single reporting unit. It was determined on the basis of qualitative factors that it is more likely than not that the fair value of the Company exceeds its carrying value. There were no impairment charges recorded for the years ended December 31, 2020 and 2019.

Funds Owed to Merchants

Funds owed to merchants represent amounts owed to certain merchants for cash received by the Company from credit card networks and internet transaction processing and are recorded in funds held for merchants. In addition, funds owed to merchants includes outstanding amounts due from credit card networks and are reflected in expected merchant funds.

FAPS Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

Reserve for Chargebacks and Merchant Loss

Disputes between a cardholder and a merchant periodically arise as a result of cardholder dissatisfaction with the merchandise quality or merchant services and the disputes may not be resolved in the merchant’s favor. In these cases, the transaction is “charged-back” to the merchant by the Company and the purchase price is refunded to the card issuer for the cardholder. If the merchant is unable to refund the chargeback, the Company or, under limited circumstances, the Company and the processing bank, must bear the credit risk for the full amount of the transaction. The Company evaluates its risks and estimates its potential for losses from chargebacks based on historical experience. A provision for estimated losses is provided in the same period as the related revenues. Such losses have not historically exceeded the Company’s expectations.

The processing bank holds certain merchant funds pending supporting documentation. In the event the merchant does not provide the requested documentation in accordance with the terms of the merchant agreement, or the card issuer does not request funds by properly filing a chargeback in accordance with applicable card association rules, the Company records these funds as operating cash with a corresponding reduction to the provision for estimated losses from chargebacks. The Company recorded $2,085,213 and $1,903,746 for the years ended December 31, 2020 and 2019, respectively.

Health Self-Insurance Plan

The Company elected to establish an ERISA health and welfare benefit plan for the period from June 1, 2018 to May 31, 2019 and has continued to renew the plan each year. The plan is partially self-insured up to specified limits for medical and pharmacy benefits covered under the plan. The plan is protected with a specific stop loss policy per claimant and an aggregate stop loss policy. The Company’s policy is to establish incurred, but not reported, claim reserves with the assistance of third-party experts using actuarial techniques based upon a number of factors. These factors include, but are not limited to, known claims, estimated incurred but not reported claims, past experience of claims, historical information and certain assumptions about future events. Any adjustments resulting from the reserve analysis are reflected in current operations. The Company recorded accrued liabilities for the partially self-funded plan on an undiscounted basis of $975,412 and $1,160,289 for the years ended December 31, 2020 and 2019, respectively, which is included in accrued expenses and other liabilities.

Income Taxes

Deferred tax assets and liabilities are recorded to reflect the future tax consequences attributable to the effects of differences between the carrying amounts of existing assets and liabilities for financial reporting and their respective amounts used for income tax purposes. These tax effects are measured based on provisions of enacted tax laws. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

If interest or penalties are paid related to income taxes, they are recorded as tax expense. There were nominal interest and penalties paid during the years ended December 31, 2020 and 2019. The years ended 2017, 2018 and 2019 remain subject to examination by major tax jurisdictions.

Share-Based Compensation

Share-based compensation expense is recognized as an operating expense for all stock option awards granted based on the grant date fair value. The resulting compensation expense is recognized on a straight line basis over the requisite service period. Compensation expense is recognized only for those options expected to vest, with forfeitures estimated based on historical experience and future expectations. See Note 9 “Employee Stock Option Plan” for further discussion.

FAPS Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

Advertising Costs

Advertising costs included in selling, general and administrative expenses were $483,151 and $644,200 for the years ended December 31, 2020 and 2019, respectively.

Foreign Currency

The consolidated financial statements of the Company are prepared in United States dollars as this is the currency of the primary economic environment in which the Company operates, and the majority of the Company’s revenue is received and expenses are disbursed in United States dollars. The functional currency of the Company’s foreign operations is also the United States dollar. Transactions in foreign currencies are recorded at the rates of exchange prevailing at the dates of the transactions for monetary items or historical rates for nonmonetary assets. The unsettled balances on foreign currency receivables and liabilities are valued at the rates of exchange prevailing at year end. Foreign exchange gains and losses are recorded in the consolidated statements of comprehensive income and were $4,449 in realized losses and $20,889 in unrealized gains during 2020. During 2019, realized gains were $16,607 and unrealized gains were $26,874.

Recent Accounting Pronouncements

In February 2016, the FASB issued updated guidance regarding lease accounting. The update includes a lessee accounting model with two types of leases: finance leases and operating leases. The guidance also requires that a lessee recognize assets and liabilities for leases with lease terms greater than 12 months. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee will depend on its classification as a finance or operating lease. Lessor accounting will remain substantially the same as the current model. The updates to lessor accounting focus on conforming to certain changes made to the lessee model and the new revenue recognition standard. The guidance requires new disclosures with the amount, timing, and uncertainty of cash flows arising from leases. These disclosures include qualitative and quantitative requirements, providing key information about the leasing arrangements recorded in the financial statements. The new guidance will be effective for fiscal years beginning after December 15, 2020. The Company is currently assessing the impact of this guidance on its consolidated financial statements.

In August 2018, the FASB issued new guidance on a customer’s accounting for implementation, set-up and other upfront costs incurred in a cloud computing arrangement hosted by a service contract with a vendor. Under the new guidance, a customer will apply the same criteria for capitalizing implementation costs of a cloud computing arrangement as it would for an on-premises software license. The new guidance will be effective for fiscal years beginning after December 15, 2020, with early adoption permitted. The Company is currently assessing the impact of this guidance on its consolidated financial statements.

From time to time, new accounting pronouncements are issued by the FASB or other standards setting bodies that the Company adopts as of the specified effective date. Unless otherwise discussed, the Company believes the impact of recently issued standards that are not yet effective are either not applicable to the Company at this time or will not have a material impact on the Company’s consolidated financial statements upon adoption.

3.	Lease Payments Receivable

The Company leases credit card processing equipment under noncancelable sales-type leases. The lease terms range from one to five years, and payments are collected monthly. The leases are collateralized by the underlying leased asset. The lessee is responsible for the payment of insurance, taxes and maintenance costs related to the leased equipment.

FAPS Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

The components of the lease payments receivable are as follows at December 31:

	2020	2019
Lease payments receivable (current)
Minimum lease payments receivable	$1,153,411	$1,526,340
Less:
Unearned interest	(251,988)	(338,632)
Allowance for losses	(158,283)	(206,407)
Current lease payments receivable, net	743,140	981,301
Lease payments receivable (noncurrent)
Minimum lease payments receivable	1,761,844	2,338,798
Less:
Unearned interest	(384,914)	(518,883)
Allowance for losses	(241,779)	(316,276)
Noncurrent lease payments receivable, net	1,135,151	1,503,639
Total lease payments receivable, net	$1,878,291	$2,484,940

At December 31, 2020, minimum lease payments receivable are due as follows:

2021	$743,140
2022	537,849
2023	373,857
2024	179,034
2025	44,411
$1,878,291

4.	Property and Equipment

Property and equipment consists of the following at December 31:

	Useful life
	range (years)	2020	2019
Office furniture	12	$2,388,362	$2,345,636
Computers, equipment and software	4-15	45,673,850	39,515,288
Leasehold improvements	1-12	9,961,778	9,954,938
Construction-in-progress		3,308,646	3,367,039
		61,332,636	55,182,901
Less: Accumulated depreciation and amortization		(29,635,498)	(22,853,119)
Property and equipment, net		$31,697,138	$32,329,782

Depreciation and amortization expense for property and equipment for the years ended December 31, 2020 and 2019, was $6,873,283 and $6,968,159, respectively.

FAPS Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

5.	Intangible Assets

Intangible assets consist of the following at December 31:

	2020			2019
	Gross	Accumulated	Net	Gross	Accumulated	Net
	Amount	Amortization	Amount	Amount	Amortization	Amount
Merchant relationships	$107,500,000	$(87,628,001)	$19,871,999	$107,500,000	$(78,363,285)	$29,136,715
Partner relationships	46,000,000	(26,066,709)	19,933,291	46,000,000	(21,989,960)	24,010,040
Technology	24,000,000	(12,712,813)	11,287,187	24,000,000	(10,712,813)	13,287,187
Trade names	14,000,000	(8,105,001)	5,894,999	14,000,000	(6,832,000)	7,168,000
Agent exclusivity agreements	2,371,650	(1,047,685)	1,323,965	3,468,672	(2,230,456)	1,238,216
Merchant portfolio agent residuals	153,550	(96,035)	57,515	118,768	(61,648)	57,120
	$194,025,200	$(135,656,244)	$58,368,956	$195,087,440	$(120,190,162)	$74,897,278

Amortization expense for intangible assets for the years ended December 31, 2020 and 2019, was $17,393,340 and $19,596,716, respectively.

Estimated amortization expense for intangible assets as of December 31, 2020 for the next five years is as follows:

2021	$14,190,925
2022	12,175,064
2023	11,562,143
2024	10,863,330
2025	5,085,219
Thereafter	4,492,275
$58,368,956

6.	Long-Term Debt and Revolving Credit Facility

Long-term debt and revolving credit facility consist of the following at December 31:

	2020	2019
Previous term loan, first lien	$-	$189,000,000
Previous term loan, second lien	-	80,000,000
Previous revolving credit facility	-	-
New term loan	251,062,500	-
New revolving credit facility	-	-
	251,062,500	269,000,000
Less: Unamortized debt issuance costs	5,162,266	3,832,649
	$245,900,234	$265,167,351

Maturity requirements on long-term debt as of December 31, 2020 are as follows:

2021	$-
2022	-
2023	-
2024	-
2025	-
Thereafter	251,062,500
$251,062,500

FAPS Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

Previous Term Loan First Lien and Previous Term Loan Second Lien

On January 6, 2017, the Company entered into a first lien syndicated loan agreement (the “Previous First Lien”) and a second lien syndicated loan agreement (the “Previous Second Lien”) with various financial institutions.

Previous First Lien

The Previous First Lien consists of a $240,000,000 term loan, with an original issue discount of $2,400,000, and a $40,000,000 previous revolving credit facility. All borrowings under the Previous First Lien bear interest at a Base Rate plus an Applicable Rate of 4.75% or an Adjusted Eurodollar Rate plus an Applicable Rate of 5.75%. The Base Rate is equal to the greater of prime rate, the Federal Funds Effective Rate plus 0.5%, the Adjusted Eurodollar Rate as calculated in respect of a proposed Eurodollar loan with a one or more month interest period plus 1%, or 1% for the previous revolving credit facility and 2% with respect to the term loan, per annum. The Adjusted Eurodollar Rate is equal to the greater of LIBOR or 0.0% for the previous revolving credit facility and 1% with respect to the term loan. Quarterly payments of $600,000 are due on the term loan through December 31, 2023, with the remaining principal due on January 5, 2024. During 2017, the Company made all the contractually required quarterly payments due through December 31, 2023. Balances on the previous revolving credit facility are due on January 5, 2022. Additionally, the Company pays a commitment fee on the unused portion of its previous revolving credit facility of 0.5% or .375% based on the Previous First Lien net leverage ratio. The Previous First Lien may be prepaid at any time. The Previous First Lien also requires additional principal payments based upon annual calculation of excess cash flow as defined in the agreement. An additional principal payment was not required for the year ended December 31, 2019.

Borrowings under the Previous First Lien are collateralized on a first priority basis by a security interest in substantially all assets of the Company. Under the terms of the Previous First Lien, the Company is required to maintain certain financial ratios and comply with certain covenants. The Company was in compliance with all of its financial covenants during 2019 under the Previous First Lien.

Previous Second Lien

The Previous Second Lien consists of an $80,000,000 term loan, with an original issue discount of $2,400,000. All borrowings under the Previous Second Lien bear interest at a Base Rate plus an Applicable Rate of 9.5% or an Adjusted Eurodollar Rate plus an Applicable Rate of 10.5%. The Base Rate is equal to the greater of prime rate, the Federal Funds Effective Rate plus 0.5%, the Adjusted Eurodollar Rate as calculated in respect of a proposed Eurodollar loan with a one or more month interest period plus 1%, or 1% per annum. The Adjusted Eurodollar Rate is equal to the greater of LIBOR or 1.0%. As of December 31, 2019, the interest rate for the term loan was 12.56%. Unpaid principal is due July 5, 2024. The Previous Second Lien may be prepaid at any time. In the event the Previous Second Lien is prepaid between January 6, 2018, and January 5, 2019, a prepayment penalty of 4% would be incurred. In the event the Previous Second Lien is prepaid between January 6, 2019, and January 5, 2020, a prepayment penalty of 2% would be incurred. There are no prepayment penalties after January 6, 2020.

Borrowings under the Previous Second Lien are collateralized on a second priority basis by a security interest in substantially all assets of the Company subordinated to the Previous First Lien. Under the terms of the Previous Second Lien, the Company is required to maintain certain financial ratios and comply with certain covenants. The Company was in compliance with all of its financial covenants during 2019 under the Previous Second Lien.

FAPS Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

Previous First Lien Amendment

In February 2018, the Company entered into an agreement (the “Previous First Amendment”) to amend the Previous First Lien effective February 22, 2018, which effectively repriced the interest rate on the term loan. As of February 22, 2018, the Previous First Lien included a term loan of $215,000,000 and the previous revolving credit facility. The previous revolving credit facility terms were not amended. The Previous First Lien under the Previous First Amendment bears interest at a Base Rate plus an Applicable Rate of 3.75%, or an Adjusted Eurodollar Rate plus an Applicable Rate of 4.75%. Other than these changes, the Previous First Amendment has substantially the same terms, including the maturity date, as the Previous First Lien. The Company was in compliance with all of its financial covenants under the Previous First Amendment for 2019.

Previous First Lien Second Amendment

In December 2018, the Company entered into an agreement (the “Previous Second Amendment”) to amend the Previous First Lien effective December 18, 2018, which effectively repriced the interest rate on the previous revolving credit facility. The previous revolving credit facility under the Previous Second Amendment bears interest at a Base Rate plus 3.75% or an Adjusted Eurodollar Rate plus an Applicable Rate of 4.75%. Other than this change, the Previous Second Amendment has substantially the same terms, including the maturity date, as the Previous First Lien. The Company was in compliance with all of its financial covenants under the Previous Second Amendment for 2019. As of December 31, 2019, the interest rate for the Previous First Lien term loan was 6.81% and the previous revolving credit facility was 8.50%.

On March 4, 2020, the Company entered into a syndicated loan agreement (the “New Term Loan”) with various financial institutions paying off the Previous First Lien and the Previous Second Lien.

New Term Loan

The New Term Loan consists of a $275,000,000 term loan, including an original issue discount of $2,750,000, and a $40,000,000 new revolving credit facility. All borrowings under the New Term Loan bear interest at a Base Rate plus an Applicable Rate of 4.0% or 3.75% or an Adjusted LIBO Rate plus an Applicable Rate of 5.0% or 4.75% for the term loan and new revolving credit facility, respectively. The Base Rate is equal to the greater of prime rate, the NYFRB Rate plus .5%, the Adjusted LIBO Rate as calculated in respect of a proposed Eurodollar loan based on the LIBO Screen Rate plus 1.0%, or 1%, per annum. After June 30, 2020, all new revolving credit facility borrowings under the New Term Loan bear interest at a Base Rate plus an Applicable Rate of 3.75% or 3.5% or an Adjusted LIBO Rate plus an Applicable Rate of 4.75% or 4.5% based on the New Term Loan leverage ratio. As of December 31, 2020, the interest rate for the term loan was 5.23% and the new revolving credit facility was 7.00%. Quarterly payments of $687,500 are due on the term loan through December 31, 2026, with the remaining principal due on March 4, 2027. During 2020, the Company made all the contractually required quarterly payments due through December 31, 2026. Balances on the new revolving credit facility are due on March 4, 2025. Additionally, the Company pays a commitment fee on the unused portion of its new revolving credit facility of 0.5% or .375% based on the New Term Loan net leverage ratio. The New Term Loan may be prepaid at any time. The New Term Loan also requires additional principal payments based upon annual calculation of excess cash flow as defined in the agreement. An additional principal payment was not required for the year ended December 31, 2020.

Borrowings under the New Term Loan are collateralized on a first priority basis by a security interest in substantially all assets of the Company. Under the terms of the New Term Loan, the Company is required to maintain certain financial ratios and comply with certain covenants. The Company was in compliance with all of its financial covenants during 2020 under the New Term Loan.

FAPS Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

In connection with the New Term Loan, the Company incurred fees of $7,470,502 of which $6,798,241 was deferred and recognized as debt issuance costs and $672,260 was recorded to selling, general and administrative expenses. Deferred debt issuance costs at the time of the event was $4,021,250 of which $762,064 was recorded as deferred debt issuance costs and the remaining $3,259,187 was recognized as a loss on extinguishment and recorded to interest expense. The debt issuance costs for the term loan are amortized and netted against the outstanding debt balance and will be amortized over the life of the New Term Loan under the effective interest method. The debt issuance costs for the new revolving credit facility will be amortized over the life of the new revolving credit facility under the New Term Loan using the straight-line method. The charge to interest expense related to debt issuance costs was $1,210,874 and $1,191,633 for the years ended December 31, 2020 and 2019, respectively.

7.	Commitments and Contingencies

Leases

The Company leases office space for its headquarters, operations and sales offices. These leases expire at various times and some of the leases have renewal, escalation and abatement period clauses. The total amount of the minimum rent is expensed on a straight-line basis over the term of the lease.

Future minimum rental payments under noncancelable operating leases at December 31, 2020 are summarized below:

Operating
Leases
2021	$4,682,978
2022	4,875,588
2023	4,484,371
2024	4,383,763
2025	4,232,190
Thereafter	11,916,445
$34,575,335

Rent expense for all operating leases for the years ended December 31, 2020 and 2019, was $4,792,774 and $4,820,990, respectively.

Payment Processing Agreements

The Company has agreements with several third-party processors to provide payment processing, transmittal, transaction authorization and data capture services, and access to various reporting tools. These third-party processors include Worldpay, TSYS Acquiring Solutions, First Data Corporation, and Chase Paymentech Solutions. Agreements with certain third-party processors require the Company to submit a minimum monthly number of transactions or volume for processing. If the Company submits a number of transactions or volume that is lower than the minimum, the Company is required to pay the processor the fees that they would have received if the Company had submitted the required minimum transactions or volume. The agreement expiration dates with these third-party processors range from yearly renewal options to seven years.

FAPS Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

The future minimum commitments required to be paid at December 31, 2020 are summarized below:

2021	$1,762,005
2022	1,562,005
2023	1,440,000
2024	1,440,000
2025	1,440,000
Thereafter	2,640,000
$10,284,010

Bank Processing Agreement

In connection with the Company’s credit card processing services, VISA and MasterCard require merchants accepting VISA and MasterCard credit cards to contract directly with a processing bank that is a member bank of the VISA and MasterCard associations. The Company is dependent upon the contractual arrangement with its processing bank to continue to service merchant portfolios. The Company has a contractual right to receive revenue derived from the discount rate and fees earned on its merchant portfolios, as long as the merchant continues to process transactions on the processing bank’s systems and the Company remains in compliance under its agreement with the processing bank.

In accordance with the Company’s contract with its processing bank, all of the funds collected and all disbursement functions are performed on behalf of the Company by the processing bank. Disbursements for the interchange fee paid to the card issuing financial institutions are made daily.

Shortly after each month-end, the processing bank disburses to the Company the remainder of the funds collected from the merchants less the processing bank’s fees and credit card network fees.

Litigation

From time to time the Company is involved in certain legal proceedings and claims which arise in the ordinary course of business. It is the Company’s policy to accrue for amounts related to these legal proceedings if it is probable that a liability has been incurred and the amount is reasonably estimable. In the opinion of the Company, based on consultations with counsel, the results of any of these legal proceedings individually and in the aggregate, are not expected to have a material effect on its results of operations, financial condition or cash flows.

Severance

Certain officers of the Company have entered into employee agreements under which they are entitled to severance pay equal to their base salary for 12 to 24 months in the event they are terminated by the Company other than for cause.

Data Breach

The Company collects and stores sensitive data about its merchant customers and bank cardholders. If the Company’s network security is breached or sensitive merchant or cardholder data is misappropriated, the Company could be exposed to assessments, fines or litigation costs.

FAPS Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

8.	Income Taxes

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) was signed into law making changes to the Internal Revenue Code. Changes include, but are not limited to, the ability to elect to increase the interest deduction limitation from 30% to 50% of adjusted taxable income for 2019 and 2020, and temporarily suspends the 80% taxable income limitation to allow net operating losses to fully offset taxable income for years before 2021. The CARES Act also made a retroactive technical correction that provides a 15-year recovery period for qualified improvement property (“QIP”). In April 2020, the Company qualified for a $3,213,672 refund of federal taxes due to the CARES Act. The refund was related to additional deductions of $5,158,079 for QIP and $8,206,750 in interest deductions. The CARES Act provides a payment extension of employer payroll taxes during 2020 after the date of enactment. The Company elected to defer $1,624,332 of employer payroll taxes otherwise due in 2020 which was extended with 50% due by December 31, 2021 and the remaining 50% by December 31, 2022. Accordingly, payroll tax deferral liabilities of $812,166 were recorded in accrued expenses and other liabilities and $812,166 were recorded to other long-term liabilities at December 31, 2020.

The provision for income taxes for the years ended December 31, 2020 and 2019 were as follows:

	2020	2019
Current tax provision
U.S. federal	$(1,327,874)	$4,933,547
State and local	675,760	1,348,930
Foreign	5,215	287,000
Total current tax provision (benefit)	(646,899)	6,569,477
Deferred tax provision	2,325,003	(4,789,841)
U.S. federal
State and local	403,949	(871,028)
Foreign	9,022	(6,018)
Total deferred tax provision (benefit)	2,737,974	(5,666,887)
Provision for income taxes	$2,091,075	$902,590

The difference between the Company’s income tax provision and the amounts computed by applying the U.S. statutory income tax rate to income before taxes relates to state taxes, net of federal benefits, and nondeductible items.

FAPS Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

The tax effects of temporary differences that gave rise to the total deferred tax liability, net were as follows at December 31:

	2020	2019
Deferred tax liability (asset)
Reserve for chargebacks and merchant loss	$(101,756)	$(98,781)
Deferred revenue	(1,022,910)	(854,024)
Debt issuance costs	(57,974)	(702,836)
Vacation accrual	(1,636,304)	(1,342,820)
Accrued liabilities and allowances	(51,480)	(83,713)
Allowance for lease receivables	(144,633)	(183,177)
Deferred rent	(1,208,428)	(1,220,490)
Share-based compensation	(1,002,534)	(941,062)
Intangible assets	11,200,887	14,153,808
Goodwill	17,170,395	16,494,302
Deferred contract acquisition costs	1,110,501	989,627
Tax depreciation in excess of book depreciation	5,573,673	4,220,067
Interest deduction limitation	(3,448,394)	(6,740,419)
Other	(143,933)	(191,346)
Total deferred tax liability, net	$26,237,110	$23,499,136

The Company had no carryforward NOL for the years ended December 31, 2020 and December 31, 2019.

The Company utilizes a recognition threshold and a related measurement model for accounting for its uncertain tax positions. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by the taxing authorities. The Company’s policy is to record any impact to income tax expense. At December 31, 2020 and 2019, there were no uncertain tax positions recorded in the consolidated financial statements.

9.	Employee Stock Option Plan

In connection with the Acquisition on August 18, 2014, the Board of Directors approved the 2014 FAPS Holdings, Inc. Stock Option Plan (the “Plan”), which provides grants of stock options to certain Company employees. A total of 916,464 shares of Class A common stock have been reserved for issuance under the Plan. As of December 31, 2020 and 2019, 107,439 and 135,526 options, respectively, of Class A common stock remained available for stock option grants under the Plan.

Options issued pursuant to the Plan are granted at an exercise price not less than the fair value of the Company’s Class A common stock at the date of grant. Options vest in increments of 20% per year over a five year period on the anniversary date of each grant. Options expire ten years from the date of grant. Options not yet vested terminate when the employee ceases to be employed by the Company. The Company recorded share-based compensation expense of $258,502 and $500,848 for the years ended December 31, 2020 and 2019, respectively.

During the years ended December 31, 2020 and 2019, the Company granted 64,925 options and 42,245 options to employees with a weighted-average grant date fair value of $9.60 and $6.40, respectively.

FAPS Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

The grant date fair value is calculated using the Black-Scholes option valuation model. The fair value of options granted during the year ended December 31, 2020, was calculated using the following estimated weighted average assumptions:

2020
Expected life (in years)	7
Interest rate	1.1%
Volatility	26.7%
Dividend yield	0.0%

Risk-free interest rate – The market yield on U.S. Treasury securities for the expected life of each option type is used as the risk-free interest rate.

Expected life – The expected term of the options represents the estimated period of time until exercise and is based on historical experience of similar options, giving consideration to the contractual terms, vesting schedules and expectations of future employee behavior. An election was made in 2018 to adopt the simplified method of estimating the expected term, which is the midpoint of the vesting period and the contractual term.

Expected volatility – The Company’s stock is not publicly traded. Therefore, the calculation of volatility for the Company is based on the historical stock price volatility of a peer group of similar, publicly traded companies, using adjusted closing monthly stock prices for the expected life of each option type.

Expected dividend yield – The Company intends to retain any earnings to finance future growth, and therefore, does not anticipate paying any cash dividends on its Class A common stock in the foreseeable future.

Stock option activity for the years ended December 31, 2020 and 2019, is detailed as follows:

		Weighted	Remaining
	Number of	Average	Contractual Life
	Shares	Exercise Price	(Years)
Options outstanding at December 31, 2018	755,591	16.00	5.92
Options Granted	42,245	20.52
Options Forfeited	(16,898)	16.00
Options Exercised	(7,952)	16.00
Options outstanding at December 31, 2019	772,986	16.25	4.97
Options Granted	64,925	31.36
Options Forfeited	(36,838)	21.18
Options Settled	(35,377)	16.00
Options outstanding at December 31, 2020	765,696	$17.30	4.09

For the year ended December 31, 2020, total unrecognized share-based compensation expense related to the nonvested stock options was $604,109, which will be recognized over a weighted average period of 3.69 years. The fair value of stock options vested in 2020 and 2019 was $95,012 and $787,567, respectively. The total number of vested stock options at December 31, 2020, is 654,847 with a weighted average remaining contractual life of 3.85 years. There were 35,377 options settled during the year ended December 31, 2020 and 7,952 options exercised during the year ended December 31, 2019.

FAPS Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

10.	Retirement Plans

The Company formed the First American Payment Systems, L.P. 401(k) Retirement Plan on January 1, 1998. Following the initial enrollment, employees become eligible for participation in the plan on the quarterly enrollment dates following the employee completing 90 days of employment. The Company contributes an amount equal to 50% of employee voluntary contributions, which vests to the employee over four years, up to a maximum of 6% of the employee’s annual compensation. The Company contributed $921,588 and $812,531 for the years ended December 31, 2020 and 2019, respectively.

11.	Redeemable Preferred Stock

In December 2015, to raise additional capital for subsequent acquisitions, the Board authorized the Company to issue 500,000 shares of preferred stock as one or more series. The Company designated 100,000 of those authorized shares as 12% Series A Preferred Stock (“Series A”). The Series A shares are not redeemable by their terms. However, per the stockholders’ agreement, the Company has the right to repurchase any Series A shares held by an employee whose employment with the Company terminates. The Series A are classified on the balance sheet as mezzanine equity. Each share of Series A has an original issue price of $1,000, and shareholders of the Series A are not entitled to any voting rights. The Series A ranks senior with respect to dividend payments, redemption payments, and distribution of assets to the Class A, Class B, and Class C common stock shareholders. Cumulative dividends on the Series A accrue at a rate of 12% per year. The Series A is also convertible at any time at the option of the shareholder into shares of Class A common stock equal to the original issue price plus all accrued and accumulated dividends on the date of conversion divided by $16. The Company is required to keep sufficient shares of Class A common stock available for issuance to permit the conversion of the Series A. Dividends continue to accrue on the Series A until the liquidation, dissolution, or winding up of the Company, or the shareholder exercises the conversion feature. The Company also amended the Employee Stock Plan to permit 1,000 shares of Series A to be issued subject to the Plan terms and conditions as discussed in Note 12 “Shareholders’ Equity”. There were 10,039 shares of Series A outstanding with an aggregate value of $10,039,000 at December 31, 2020 and 2019. The Company accrued a dividend of $2,021,674 and $1,796,231 for the years ended December 31, 2020 and 2019, respectively.

12.	Shareholders’ Equity

In connection with the Acquisition, a new equity structure was formed comprised of Class A common stock, Class B common stock, and Class C common stock; each with a par value of $0.01. There were 17,999,998 shares of Class A common stock authorized with 9,939,291 shares outstanding at December 31, 2020 and 2019, 1 share of Class B common stock authorized with 1 share outstanding, and 1 share of Class C common stock authorized with 1 share outstanding, respectively. Each share of Class A common stock shall be entitled to one vote on each matter to be voted on with 30% of the voting power to elect members of the Board. Class B common stock shall be entitled to director voting only, with the number of votes being equal to the outstanding number of Class A common shares multiplied by 2.34, which is 70% of the voting power to elect members of the Board. Class C common stock shall not be entitled to vote on any matter except in the event of an amendment to the Company’s charter that would adversely affect the rights and preferences of the Class C common shares. Upon this occurrence, approval by the majority of Class C common shares would be required. The Class B share requires the Company to pay annual aggregate dividends of 10,000 CAD. The Class C share requires that the Company declare and pay a dividend equal to the aggregate amount of any fee paid under the Management Services Agreement as discussed in Note 13 “Related Party Transactions”, except if prohibited by the Company’s debt agreements which require certain financial ratios and covenants to be met. If declaring the dividend is prohibited, then an amount equal to such undeclared dividend shall accumulate in arrears and accrue with interest at a rate of 8% per annum. For the years ended December 31, 2020 and 2019, the amount of the undeclared dividend including interest is $3,866,207 and $3,093,438, respectively.

FAPS Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

In the event of a liquidation, dissolution, or winding up of the affairs of FAPS Holdings, Inc., after the preferred stock shareholders the next priority of distributions is to the Class C common stock shareholder, but only if and to the extent of any owed but unpaid dividends; then, to the Class B common stock shareholder in the amount of $0.02 per share; and last, to the Class A common stock shareholders pro rata.

In connection with the Acquisition, the Company also established the FAPS Holdings, Inc. Employee Stock Purchase Plan (“Employee Stock Plan”) which permits certain employees, officers, and directors of the Company the opportunity to purchase up to 750,000 shares of the Company’s Class A common stock. The Employee Stock Plan is intended to incentivize participants to promote the growth and success of the Company. The purchase price of the shares under the Employee Stock Plan is determined by the Board and must be paid in cash or other property approved by the Board. The Board also reserves the right to suspend, amend, or terminate the Employee Stock Plan at any time. If not terminated prior, the Employee Stock Plan will terminate on August 19, 2024.

13.	Related Party Transactions

In connection with the Acquisition on August 18, 2014, the Company entered into a Management Services Agreement with an affiliate of an equity investor under which the affiliate provides to the Company transaction structuring and advisory services in connection with selected aspects of future transactions and such additional management, financial, strategic planning and financial advisory services reasonably requested by the Company from time to time. The Company paid $644,526 and $1,050,000 to this affiliate for the years ended December 31, 2020 and 2019, respectively.

The Company has an ISO who is a family member with a senior executive of the Company. The Company made residual payments to the ISO totaling $3,372,271 and $3,159,588 for the years ended December 31, 2020 and 2019, respectively.

The Company entered into promissory note agreements that are recourse in nature with certain shareholders for payments of personal income taxes related to the exercise of stock options. The notes bear interest at 2% per annum and are compounded annually on the unpaid balance. The principal plus accrued interest is due and payable on the earliest of the seventh anniversary of the notes, the date the majority shareholder ceases to own at least 51% of the common stock of the Company, or the first date on which the borrower is no longer an employee and ceases to own any shares of common stock. The promissory note balance for the years ended December 31, 2020 and 2019 was $3,222,753 and $3,337,939, respectively.

FAPS Holdings, Inc.

Notes to Consolidated Financial Statements

December 31, 2020 and 2019

14.	Subsequent Events

The Company has evaluated events and transactions for recognition or disclosure in the consolidated financial statements through April 20, 2021, the date the consolidated financial statements were available to be issued. Other than the events and transactions discussed below there were no other events or transactions that required recognition or disclosure in the consolidated financial statements.